Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Principia Biopharma Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Martin Babler, Chief Executive Officer of the Company, and Christopher Chai, Chief Financial Officer of the Company, each hereby certifies that, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 6, 2020
	By:	/s/ Martin Babler
Martin Babler
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Christopher Y. Chai
Christopher Y. Chai
Chief Financial Officer (Principal Financial and Accounting Officer)